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                                                                   EXHIBIT 23(A)

The Board of Directors
La Quinta Inns, Inc.

We consent to the use of our audit report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

Our audit report refers to the adoption of Statement of Financial Accounting Standards No. 109 in 1993.

                                                  KPMG PEAT MARWICK LLP

San Antonio, Texas
June 12, 1995